UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) August 25, 2006

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 1.02; Termination of a Material Agreement

Effective October 1, 2006, Multiband Corporation will be terminating its operating agreement with Pace Electronics. The operating agreement related to subcontracting certain management functions of Multiband’s MDU, Inc. subsidiary to Pace. Multiband will be performing those functions in-house effective October 1, 2006. A copy of the termination agreement is attached hereto as an Exhibit.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 29, 2006

Multiband Corporation

By:	/s/ James L. Mandel
James L. Mandel Chief Executive Officer

Exhibit: Termination Agreement dated August 25, 2006